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                                                                  EXHIBIT 23.1

                   Consent of Independent Public Accountants

            As independent public accountants, we hereby consent to the incorporation of our report dated February 5, 1999 (except with respect to the matters discussed in Note 11 to the Consolidated Financial Statements as to which the date is March 17, 1999) with respect to the consolidated financial statements of Global Vacation Group, Inc., included with this Form 10-K into the previously filed Registration Statement on Form S-8 No. 333-70597, filed January 14, 1999 with the Securities and Exchange Commission.

            Washington D.C.
            March 22, 1999



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